Exhibit 10.5

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY
HARMFUL IF PUBLICLY DISCLOSED.

Amendment to

SUPPLY AND LICENSE AGREEMENT DATED 30 JULY 2020 (“Agreement”)

Between

Novavax, Inc.

And

Serum Institute of India Private Limited

This Amendment (“Amendment”) to the SUPPLY AND LICENSE AGREEMENT dated July 30, 2020 (“Agreement”), is entered into between Novavax, Inc., a Delaware, USA corporation having its principal place of business at 21 Firstfield Road, Gaithersburg, MD 20878 USA (“Novavax”, which expression shall, unless repugnant to the context thereof, mean and include its Affiliates) and Serum Institute of India Private Limited, a company incorporated under the Companies Act, 1956 with registration number U80903PN1984PTC03294, and having its registered address as 212/2, Off Soli Poonawalla Road, Hadapsar, Pune 411028 (“SIIPL”, which expression shall, unless repugnant to the context thereof, mean and include its successors and permitted assigns), and is entered into and made effective as of September 11, 2020 (“Effective Date of Amendment”). All capitalized terms or otherwise undefined terms herein this Amendment shall have the same meaning and interpretation as in the Agreement

WHEREAS, Novavax and SIIPL entered into said Agreement under which Novavax agreed to (a) continuously supply to SIIPL Vaccine Components as per the Forecast requirement of SIIPL in the SIIPL Territory, (b) grant to SIIPL an exclusive license in the SIIPL Exclusive Territory to use the Vaccine Components to enable SIIPL to Manufacture, and Commercialize the Product, (c) grant to SIIPL a nonexclusive license in the SIIPL Non–Exclusive Territory to use the Vaccine Components to enable SIIPL to Manufacture, and Commercialize the Product, and (d) provide to SIIPL that Licensed Know–How Controlled by Novavax or its Affiliates (including the improvements if any), in accordance with the terms and conditions of the Agreement;

WHEREAS, subsequently, Parties have negotiated in good faith and subject to the mutually agreed terms and conditions stated herein, Novavax has agreed to additionally grant SIIPL a non–exclusive license to Manufacture the Drug Substance for the purpose of Manufacturing of the Product (“Purpose of the Amendment”); and

WHEREAS, it is the express mutual intent of Parties to amend and supplement certain terms and conditions of the Agreement to reduce to and record in writing the Purpose of the Amendment, and therefore Parties have mutually decided to execute this Amendment to the Agreement; and

NOW THEREFORE, SIIPL and Novavax agree to amend the Agreement as under:

1.   The definition of Vaccine Components as listed under Appendix A, Clause 86, shall stand amended and modified as under–

“A–87 “Vaccine Components” shall mean the Adjuvant, and any reference to “Vaccine Components” anywhere in the Agreement shall be read and interpreted accordingly”.

2.   The definition of SIIPL Improvements as listed under Appendix A, Clause 78, shall stand amended and modified as under–

“A–78  “SIIPL Improvements” shall mean and include all Know–How, invented or developed during the Term (a) by SIIPL during the formulation, Manufacture, Development and further Commercialization of the Product or (b) solely by SIPPL during the Manufacture of the Drug Substance; provided in no case shall SIIPL Improvements include Novavax Improvements.”

3.   Any reference to ”Product” in the Agreement shall also include a reference to Drug Substance Manufactured by SIIPL as the context dictates

4.   The definition of Licensed Know–How as listed under Appendix A, Clause 45 shall stand modified and amended as under–

“A–45 “Licensed Know–How” means all Know–How that is Controlled by Novavax or its Affiliates as of the Effective Date in relation to the (a) Vaccine Components and (b) Manufacture of the Drug Substance, including any biological materials to be mutually agreed by the Parties, and which is necessary for the Development, Manufacture or Commercialization of Product”

5.   The definition of Licensed Patents as listed under Appendix , Clause 46 shall stand modified and amended as under–

“A–46 “Licensed Patents” means the Patent Rights of Novavax in relation to the (a) Vaccine Components and (b) Drug Substance, and which are licensed to SIIPL under this Agreement, and which are annexed herein as Appendix C.”

6.   The definition of DS Price as listed under Appendix A, Clause 29, shall stand amended and modified as under–

“A–29 “DS Price” means [***].

7.   The definition of DP Price as listed under Appendix A, Clause 27, shall stand amended and modified as under–

“A-27 “DP Cost” means [***]

8.   The definition of Adjuvant Price as listed under Annexure A, Clause 2, shall stand amended and modified as under-

“Adjuvant Price” means [***]

9.   Any and all references to “DP Price” in Agreement shall be replace with “DP Cost”.

10. In Article 2 Clause 2.4 (a) of the Agreement, the words “the Drug Substance and”, shall be deleted, and the modified and amended Article 2 Clause 2.4 (a) of the Agreement shall now state as under–

“a   Supply of Vaccine Components. During the Term, Novavax will have [***] with respect to obtaining and maintaining the facilities and necessary raw materials, equipment, qualified personnel, Regulatory Approvals, licenses, and permits, to Manufacture and deliver to SIIPL the Vaccine Components in accordance with this Agreement. Novavax will solely be responsible for all vendors, employees, contractors, and other Persons employed or engaged by it to Manufacture the Vaccine Components. Novavax will provide to SIIPL [***] necessary to enable SIIPL to formulate the components of the Vaccine Components (i.e., the Adjuvant), [***], so as to enable SIIPL to formulate the Vaccine Components and Manufacture the Product.”

11. Article 3 (Global Allocation Tenets) shall now state as follows

The Parties are aware that Novavax is under a contractual arrangement with the Coalition for Epidemic Preparedness Innovations (“CEPI”) under which Novavax has committed to sell [***] Product to a global allocation body endorsed by CEPI. Given the uncertainty associated with the global purchase of COVID-19 vaccine during the Pandemic Period, including the Product, the Parties agree that the JSC shall operate in full conformity with Novavax’ obligations to CEPI and to the global allocation body it endorses. Furthermore, the Parties agree that during the Pandemic Period, for all Product for which the Drug Substance component has been Manufactured at any other location besides at a facility owned or controlled by SIIPL or an Affiliate, shall only be made available for purchase by the global allocation body endorsed by CEPI, currently expected to be the “COVAX Facility” or such other purchasing authority that Novavax in good faith represents has been endorsed and approved by CEPI. The JSC agrees to review and approve all such purchases during the Pandemic Period as directed by Novavax under its arrangement with CEPI.

[***]

12. Article 4, Clause 4.5 (a) of the Agreement shall stand amended and modified as under–

“a.  Documentation. Novavax will provide SIIPL with applicable information, reports, documents, certificates, and any other materials regarding Vaccine Components and Licensed Know–How that are [***] for SIIPL to Manufacture the Product, to Develop the Product and to obtain and maintain Regulatory Approval for the Product in the SIIPL Territory. Novavax will submit, maintain, and keep updated drug master files for the Vaccine Components and each facility in which Novavax Manufactures the Vaccine Components, SIIPL will submit, maintain, and keep updated drug master files for the Product and each facility in which SIIPL Manufactures the Product, and, following the Technology Transfer, for the Drug Substance and each facility in which SIIPL Manufactures the Drug Substance.”

13. Article 4 Clause 4.7 of the Agreement shall stand amended and modified as under–

“4.7      Regulatory Inquiries. Novavax will [***] notify SIIPL in writing of any governmental or regulatory inquiries, inspections, or audits directly related to the Vaccine Components and Licensed Know–How and any findings related to the same. SIIPL will [***] notify Novavax in writing of any governmental or regulatory inquiries, inspections, or audits directly related to the Drug Substance and any findings related to the same.  SIIPL will permit such governmental or regulatory body to inspect and audit its facilities and documents, including facilities and documents of its contract manufacturer(s), related to Vaccine Components at [***] cost and expense, and notify and update Novavax of such inquiries, inspections and audits.”

14. Article 5, Clause 5.1 of the Agreement shall stand amended and modified as under–

“5.1 Technology Transfer. Within [***], Novavax shall transfer to SIIPL ~~(a)~~ all Licensed Know–How Controlled by Novavax that is (a) necessary to Manufacture the Drug Substance, including transfer of [***], and (b) necessary to use the Vaccine Components, for the Manufacture of the Product, including assays, specifications, diagrams, technology, manufacturing process descriptions, protocols, and other written know–how by providing copies or samples of relevant documentation, materials, and other embodiments of any such Licensed Know–How (“Technology Transfer”).”

15. Clause 5.2 stated hereunder shall be inserted in in the Agreement and shall follow Clause 5.1 of the Agreement–

“5.2 Drug Substance Manufacture: In addition to the Clause 5.1 of the Agreement, as amended, stated hereinabove, the Parties further agree that for the purpose mentioned in the Amendment, the Technology Transfer and process Development and Manufacture of the Drug Substance shall be dealt in the manner provided hereunder:

5.2.1 Premises: The Parties hereby agree that SIIPL shall perform Technology Transfer, Process Development and any Manufacture and further Development of Drug Substance at SIIPL’s manufacturing facility, subject to the terms and conditions set forth in this Amendment.

5.2.2 Provision Raw Materials. The Parties agree that SIIPL shall be free to procure the raw materials necessary for SIIPL to Manufacture the Drug Substance. In the event SIIPL and Novavax agree that SIIPL may procure certain critical raw materials from certain of Novavax’ designated vendors, Novavax will instruct  and authorize such designated vendors to directly transact with and supply SIIPL such critical raw materials as well as other consumables and information related thereto as may be necessary and required for SIIPL’s Manufacture of the Drug Substance at SIIPL’s manufacturing facility; provided Novavax shall have no liability and responsibility whatsoever regarding the quality of any such raw materials supplied to SIIPL by any such designated vendor. The list of critical raw materials and Novavax’ designated vendors is set forth in Appendix D and the template letter of authorization to be provided by Novavax to its designated vendors is set forth in Appendix E (provided that Novavax may provide such authorization in any form it deems sufficient). The Parties agree that if any raw materials are to be purchased from such Novavax’ authorized vendors, SIIPL shall seek prior written approval from Novavax of the quantities of such raw materials as may be required by SIIPL.”

16. Article 6, Clause 6.1.(c) shall be renumbered as Clause 6.1.(d) and the following new Clause 6.1.(c) shall be inserted in the Agreement–

“6.4 Manufacturing License. Subject to the terms and conditions of this Agreement, as amended, Novavax hereby grants to SIIPL a non–exclusive, sublicensable (subject to Novavax’ prior written consent) license under the Licensed Know–How and Licensed Patents to Manufacture the Drug Substance solely for use in the Manufacture of the Product in the Territory during the Term in the performance of this Agreement.”

17. In Article 7, Clause 7.2 of the Agreement shall stand amended and modified as under–

“7.2 Vaccine Component Payment. The payments pertaining to Adjuvant Price  to be paid by SIIPL to Novavax or its designee will be initiated [***] and will thereafter be due and payable upon receipt of the applicable invoice from Novavax (the “Vaccine Component Payment”).”

18. Article 9, Clause 9.1.(a) of the Agreement shall stand amended and modified as under–

Subject to Sections 9.1(c) and 9.1(d), all proprietary rights, including any and all Intellectual Property Rights in the Product shall be exclusively owned and Controlled by and, shall remain exclusive property of SIIPL.

19. Clause 9.1.(e) as stated hereunder shall be inserted in the Agreement, and shall follow Clause 9.1.(d) of the Agreement–

“e. Inventorship of SIIPL Improvements pertaining to Drug Substance shall be determined in accordance with U.S. patent laws, and ownership shall follow inventorship. Novavax shall [***] disclose in writing to SIIPL of any Novavax Improvements to the Vaccine Components conceived, developed or reduced to practice during the Term. SIIPL shall [***] disclose in writing to Novavax of any SIIPL Improvements conceived, developed or reduced to practice during the Term.”

20. Article 10, Clause 10.2 of the Agreement shall stand amended and modified as under–

“10.2 SIIPL Representation and Warranty.

“a. SIIPL represents and warrants to Novavax that all Product shall be manufactured and commercialized by SIIPL according to all Applicable Laws and cGMPs.

b.    SIIPL Controls all rights, title, and interests in and to its Background Intellectual Property it will use for the performance of this Agreement; including, without limitation, the Development, Manufacture, Commercialization or Exploitation, as applicable, of the Product and Drug Substance, and such use shall not violate or infringe, to the best of its knowledge, any Intellectual Property Rights of any third party.”

21. Article 14 Clause 14.2 of the Agreement shall be cancelled and instead the clause stated hereunder shall replace said Clause 14.2–

“14.2 Supply of Drug Substance to Novavax-Parties agree that in the event Novavax requires SIIPL to supply the Drug Substance Manufactured by SIIPL in such quantities as may be required by Novavax for its own use, then the same shall be done under terms and conditions (including, without limitation, [***]) mutually agreed to between the Parties in writing at the relevant time.”

14.2.2 Purchase of Drug Substance manufactured by Novavax’ designated assignee-

In the event the Parties agree that Drug Substance shall be supplied by Novavax or its third party designee, then the Parties shall execute any and all necessary additional agreements or instruments to such supply at the relevant time.”

22. The provisions of this Amendment shall be incorporated into and are hereby made an essential part of the Agreement and this Amendment shall be co–terminus with the Agreement.

23. Except for the terms and conditions amended or added by this Amendment, all other  terms and conditions of the Agreement shall remain in full force and effect.

24. Parties agree and accept that any modification or alteration or amendment to this Amendment shall be invalid unless mutually executed in writing by both Parties.

25. This Amendment is for the specific Purpose of the Amendment and for amending the clauses hereinabove and nothing stated in this Amendment shall mean or be interpreted as a waiver of any of the rights of either Party under the Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their authorized representatives to execute this Amendment on the date first above written.

For and on behalf of	For and on behalf of

Novavax, Inc.	Serum Institute of India Private Limited

/s/ John A. Herrmann III	/s/ [***]
Name – John A. Herrmann III	Name– [***]
Designation – Executive Vice President,	Designation – [***]
Chief Legal Officer and Corporate Secretary

Appendix D

Authorized Vendors for Supply of Raw Materials from Novavax

[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix setting forth the authorized suppliers for supply of raw materials from Novavax has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendixes to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

[***]

Appendix E

Draft Authorization Letter

Novavax, Inc. Letterhead

_______2020

Dear________

___________________

Re: Authorization for Supply of Raw Material for manufacturing of BV2373 (Drug Substance).

NOVAVAX, INC. (“Novavax”) and SERUM INSTITUTE OF INDIA PRIVATE LIMITED (“SIIPL”) have entered into certain Supply and License Agreement, under which Novavax has granted SIIPL a manufacturing license for the Novavax’ BV2373 (Drug Substance) at its manufacturing facility in India.

In this connection, we hereby authorize you to provide supply of [____] to SIIPL in quantities up to         under terms and conditions to be negotiated between you and SIIPL. We further authorize you to deal and transact with SIIPL directly in order to expedite the procurement of such materials. For clarity, Novavax shall have no responsibility for payment for any such materials or other liability or obligation.

Sincerely

________________

Name:

Title:

CC to: Serum Institute of India Private Limited at 212/2, Off Soli Poonawalla Road, Hadapsar, Pune 411028, India